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                                                                 EXHIBIT 10.8(b)

                       1995 DIRECTORS STOCK INCENTIVE PLAN
                                       OF
                          UNION PACIFIC RESOURCES INC.
                                AND SUBSIDIARIES

                                 FIRST AMENDMENT


The following represents the FIRST AMENDMENT to the above-referenced Plan, following its amendment and restatement effective July 14, 1998, made by the Board at its January 21, 1999 meeting:

         1. Section 5(a)(ii) is amended by adding, in the first sentence thereof, the words "and prior to January 21, 1999" immediately following the words "Date of Initial Grant".

         2. Section 13(d) is amended by adding, in the first sentence thereof, the words "or in lieu of" immediately following the words "in addition to" and, in the second sentence thereof, adding the words "and may be granted on terms and conditions other than those applicable to Grants described in Section 5" immediately after the words "as the Board may determine". Also, in the proviso which forms part of the second sentence of Section 13(d), the word "Board" shall be spelled correctly.

         3. Section 13 is further amended by adding a new subsection (e) to read as follows:"

         Pooling of Interests. With respect to any amendment to the Plan which becomes effective on or after January 21, 1999, if the Company, at any time, desires to engage in a transaction which is intended to be accounted for as a pooling of interests under Accounting Principal Board Opinion No. 16 (or any successor thereto), and if the existence and/or operation of any such amendment would violate Paragraph 47(c) thereof (or any successor thereto), then any such amendment shall (in whole or in part to the minimum extent necessary to avoid a violation) be deemed null and void ab initio and/or any operation of such amendment shall (in whole or in part to the minimum extent necessary to avoid a violation) be deemed to have no force or effect under law; provided, however, that



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         this subsection (e) shall apply only if the transaction is otherwise eligible to be accounted for as a pooling of interests.

         4. The foregoing amendments are effective January 21, 1999.

         5. Except as amended herein, all other terms and provisions shall remain in full force and effect.